UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2013

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of)	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2013, Amphenol Corporation (the “Company”) further amended its revolving credit facility among the Company, certain subsidiaries of the Company, a syndicate of financial institutions and JPMorgan Chase Bank, N.A. acting as administrative agent (the “Revolving Credit Facility”) to reduce borrowing costs, to extend the maturity date from July 2016 to July 2018 and to increase its aggregate commitments under the Revolving Credit Facility by $500.0 million, thereby increasing the Revolving Credit Facility to $1.5 billion.

A copy of the Second Amendment to the Revolving Credit Facility Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1          Second Amendment to the Revolving Credit Facility Agreement dated July 1, 2013, among the Company, certain subsidiaries of the Company, syndicate of the financial institutions and JPMorgan Chase Bank, N.A. acting as administrative agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

By	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President
and Chief Financial Officer

Date: July 8, 2013